Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of common stock of Clarus Therapeutics Holdings, Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of September 24, 2021. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument.

CBC SPVI Ltd

By:	/s/ Wei FU
Name:	Wei FU
Title:	Director

C-Bridge Healthcare Fund, L.P.

By:	/s/ Wei FU
Name:	Wei FU
Title:	Authorized Representative

C-Bridge Healthcare Fund GP, L.P.

By:	/s/ Wei FU
Name:	Wei FU
Title:	Authorized Representative

C-Bridge Capital GP, Ltd.

By:	/s/ Wei FU
Name:	Wei FU
Title:	Director

Wei FU

By:	/s/ Wei FU